UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange act of 1934

Date of report (date of earliest event reported): November 18, 2014

RECEPTOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35900	26-4190792
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10835 Road to the Cure, Suite 205

San Diego, California 92121

(858) 652-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 18, 2014, Receptos, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Leerink Partners LLC, as Representatives of the several underwriters (the “Underwriters”), relating to the offering, issuance and sale (the “Offering”) of 3,600,000 shares of the Company’s common stock, $0.001 par value per share, at a price to the public of $100.00 per share, which will result in approximately $344.9 million of net proceeds to the Company after deducting estimated underwriting discounts and commissions and estimated expenses. The Offering is expected to close on or about November 24, 2014, subject to customary closing conditions. The Underwriters have a 30-day option to purchase up to an additional 540,000 shares of common Stock. All of the shares in the Offering are being sold by the Company.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 ASR (Registration No. 333-197464) previously filed with the Securities and Exchange Commission. The Offering is being made only by means of a prospectus supplement and an accompanying prospectus.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Pillsbury Winthrop Shaw Pittman LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

A copy of the press release issued by the Company on November 18, 2014 relating to the Offering is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 18, 2014, by and between Receptos, Inc., Credit Suisse Securities (USA) LLC and Leerink Partners LLC, as Representatives for the several underwriters.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

99.1	Press release issued by Receptos, Inc. dated November 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2014	RECEPTOS, INC.

	By:	/s/ Christian Waage
Christian Waage Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 18, 2014, by and between Receptos, Inc., Credit Suisse Securities (USA) LLC and Leerink Partners LLC, as Representatives for the several underwriters.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

99.1	Press release issued by Receptos, Inc. dated November 18, 2014.